Golden Phoenix Secures $1 Million Bridge Loan to Advance Santa Rosa Gold Mine in Panama; Enters Into Term Sheet for $15.5 Million Gold Stream Debt Facility

SPARKS, NV, AUGUST 04, 2011 – Golden Phoenix Minerals, Inc. (the ÒCompanyÓ) (OTC Bulletin Board: GPXM) is pleased to announce it has closed a $1 million bridge loan facility from Waterton Global Value, L.P. (ÒWatertonÓ) to complete its phase two, 45-day due diligence period in furtherance of acquiring an interest in the Santa Rosa gold mine in Panama (ÒSanta Rosa ProjectÓ), and signed a Term Sheet (ÒTerm SheetÓ) with Waterton to obtain a $15.5 million gold stream debt facility to fast track the financing and development of the Santa Rosa Project.

Pursuant to the Term Sheet, definitive agreements are contemplated to provide for $15,500,000 USD in a draw down facility that reflects Golden Phoenix’s earn-in obligations to acquire the majority of the anticipated 60% joint venture interest in the Santa Rosa Project.

The debt facility and bridge loan will be secured by a perfected lien on, and a first priority security interest in, all of the tangible and intangible properties and assets of the Company and its subsidiaries, including its interest in Mineral Ridge Gold LLC.

In addition, simultaneous with closing the bridge loan, Golden Phoenix has granted Waterton an option and right of first offer to purchase its interest in the Mineral Ridge property in Nevada, for an amount that shall be based on measured, indicated and inferred gold ounces at the Mineral Ridge property at the time of the acquisition, which option may be exercised no sooner than nine months from the closing of the bridge loan transaction. Contemporaneously with signing the option, the Company has delivered to Waterton a consent/waiver of Scorpio Gold (US) Corporation in which Scorpio has waived any right (including any right of first offer) that it may possess that would limit or hinder the ability of the Company to sell or offer its interest to Waterton under the option agreement.

ÒThe anticipated completion of the gold stream debt facility gives Golden Phoenix the opportunity to establish the potential for mineral resource growth while minimizing dilution to our equity shareholders,Ó stated Tom Klein, CEO of Golden Phoenix. ÒOver the past year, we have developed and expanded the Company's asset portfolio, which has provided us the flexibility to attract debt financing in lieu of equity.Ó

Please visit the Golden Phoenix website at: www.goldenphoenix.us.

About Golden Phoenix:  Golden Phoenix Minerals, Inc. is a Nevada-based mining company whose focus is Royalty Mining in the Americas. Golden Phoenix is committed to delivering shareholder value by identifying, acquiring, developing and joint venturing gold, silver and strategic metal deposits throughout North, South and Central America. Golden Phoenix owns, has an interest in, or has entered into agreements with respect to mineral properties located in the United States, Canada and Peru including its 30% interest in the Mineral Ridge gold project near Silver Peak, Nevada.

Golden Phoenix Minerals, Inc. • 1675 East Prater Way #102 • Sparks, NV 89434
Tel: (775) 853-4919 • Fax: (775) 853-5010 • www.GoldenPhoenix.us

Forward Looking Statements:  Information contained herein regarding optimism related to the business, expanding exploration, development activities and other such statements are "forward-looking statements" within  the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbors created thereby. While Golden Phoenix believes such statements are reasonable, they are based on current expectations, estimates and projections about the Company's business and are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products, domestic and international business and economic conditions, and other risk factors listed in the Company's Securities and Exchange Commission (SEC) filings under Òrisk factorsÓ and elsewhere. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Source:
Golden Phoenix Minerals, Inc.

For More Information Contact:
Robert Ian, Director of Corporate Communications
(702) 983-0469
investor@goldenphoenix.us

Golden Phoenix Minerals, Inc. • 1675 East Prater Way #102 • Sparks, NV 89434
Tel: (775) 853-4919 • Fax: (775) 853-5010 • www.GoldenPhoenix.us